Exhibit 99.1

Copart, Inc.

For Immediate Release

Copart Reports Third Quarter Financial Results

Fairfield, Calif. (May 29, 2012) — Copart, Inc. (NASDAQ: CPRT) today reported the results for the quarter ended April 30, 2012, the third quarter of its 2012 fiscal year.

For the three months ended April 30, 2012, revenue, operating income and net income were $244.1 million, $87.9 million and $55.5 million, respectively.  These represent increases in revenue of $7.4 million, or 3.1%; in operating income of $5.9 million, or 7.2%; and in net income of $5.3 million, or 10.6%, respectively, from the same quarter last year.  Fully diluted earnings per share for the three months were $0.43 compared to $0.35 last year, an increase of 22.9%.

For the nine months ended April 30, 2012, revenue, operating income and net income were $697.6 million, $216.9 million and $137.2 million, respectively.  These represent increases in revenue of $40.8 million, or 6.2%; in operating income of $15.0, million or 7.4%; and in net income of $11.4 million, or 9.0%, respectively, from the same period last year.  Fully diluted earnings per share for the nine months ended April 30, 2012 were $1.04 compared to $0.79 last year, an increase of 31.6%.

On Wednesday, May 30, 2012, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://w.on24.com/r.htm?e=462148&s=1&k=E2F7195207CFB2141AE70E4C970205E9. A replay of the call will be available through June 30, 2012 by calling (888) 203-1112.  Use confirmation code #3851084.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users.  Copart remarkets the vehicles through Internet sales utilizing its patented VB2 technology.  Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and the general public.  The company also buys and sells cars for its own account.  The company currently operates 154 facilities in the United States, Canada and the United Kingdom. Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made. For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, CA  94534, ~ (707) 639-5000

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws.   These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:

Cindy Cross, Assistant to the Chief Financial Officer

        (707) 646-2123

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, CA  94534, ~ (707) 639-5000

Copart, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2012	2011	2012	2011
Net sales and revenue:
Service revenues	$203,524	$196,169	$578,842	$549,492
Vehicle sales	40,581	40,586	118,793	107,312
Total service revenues and vehicle sales	$244,105	$236,755	$697,635	$656,804
Operating costs and expenses:
Yard operations	84,232	83,736	258,659	255,366
Cost of vehicle sales	36,258	34,852	104,057	90,060
Yard depreciation and amortization	8,346	9,260	24,729	28,069
Gross margin	115,269	108,907	310,190	283,309
General and administrative	23,602	24,796	72,973	75,127
General and administrative depreciation and amortization	3,723	2,067	11,587	6,347
Impairment of long-lived assets	-	-	8,771	-
Total operating expenses	156,161	154,711	480,776	454,969
Operating income	87,944	82,044	216,859	201,835
Other (expense) income:
Interest expense, net	(2,930)	(1,673)	(7,969)	(1,892)
Other (expense) income	(467)	(21)	1,688	1,290
Total other expense	(3,397)	(1,694)	(6,281)	(602)
Income before income taxes	84,547	80,350	210,578	201,233
Income taxes	29,076	30,214	73,355	75,379
Net income	$55,471	$50,136	$137,223	$125,854
Earnings per share-basic
Basic net income per share	$0.44	$0.36	$1.07	$0.80

Weighted average common shares outstanding	126,596	139,613	128,794	156,714

Earnings per share-diluted
Diluted net income per share	$0.43	$0.35	$1.04	$0.79
Weighted average common shares and dilutive potential common shares outstanding	130,451	142,065	131,959	158,448

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, CA  94534, ~ (707) 639-5000

Copart, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	April 30, 2012	July 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$207,134	$74,009
Accounts receivable, net	129,335	122,859
Inventories and vehicle pooling costs	23,150	25,042
Income taxes receivable	3,965	5,145
Deferred income taxes	388	—
Prepaid expenses and other assets	19,403	14,813
Total current assets	383,375	241,868
Property and equipment, net	574,732	600,388
Intangibles, net	9,375	12,748
Goodwill	197,808	198,620
Deferred income taxes	20,331	9,425
Other assets	19,142	21,387
Total assets	$1,204,763	$1,084,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$108,592	$101,708
Deferred revenue	6,367	5,636
Income taxes payable	8,638	3,543
Deferred income taxes	—	440
Current portion of long-term debt and capital lease obligations	75,174	50,370
Other current liabilities	—	4,929
Total current liabilities	198,771	166,626
Deferred income taxes	9,130	10,057
Income taxes payable	25,481	24,773
Long-term debt and capital lease obligations	387,752	325,386
Other liabilities	4,897	2,422
Total liabilities	626,031	529,264
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value - 5,000,000 shares authorized; no shares issued and outstanding at April 30, 2012 and July 31, 2011, respectively	—	—
Common stock, $0.0001 par value - 180,000,000 shares authorized; 126,873,580 and 132,011,034 shares issued and outstanding at April 30, 2012 and July 31, 2011, respectively	13	13
Additional paid in capital	326,575	313,927
Accumulated other comprehensive loss	(27,011)	(23,225)
Retained earnings	279,155	264,457
Total stockholders’ equity	578,732	555,172
Total liabilities and stockholders’ equity	$1,204,763	$1,084,436

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, CA  94534, ~ (707) 639-5000

Copart, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine months ended April 30,
	2012	2011
Cash flows from operating activities:
Net income	$137,223	$125,854
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,316	34,363
Allowance for doubtful accounts	(254)	(10)
Stock-based compensation	16,342	14,193
Excess tax benefits from stock-based compensation	(2,696)	(2,925)
Impairment of long-lived assets	8,771	-
(Gain)/loss on sale of property and equipment	(1,298)	2,076
Deferred income taxes	(11,705)	(3,155)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(6,402)	(7,086)
Vehicle pooling costs	1,290	13,934
Inventory	450	(919)
Prepaid expenses and other current assets	7,434	164
Other assets	576	2,049
Accounts payable and accrued liabilities	815	8,367
Deferred revenue	733	(4,459)
Income taxes receivable	3,825	9,105
Income taxes payable	5,858	9,445
Other liabilities	(327)	(346)
Net cash provided by operating activities	196,951	200,650

Cash flows from investing activities:
Purchases of property and equipment including acquisitions	(28,706)	(91,086)
Proceeds from sale of property and equipment	1,572	20,385
Net cash used in investing activities	(27,134)	(70,701)

Cash flows from financing activities:
Proceeds from the exercise of stock options	9,327	5,878
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,019	1,077
Repurchase of common stock	(137,655)	(603,442)
Excess tax benefit from stock-based payment arrangements	2,696	2,925
Proceeds from issuance of debt	125,000	400,000
Debt issuance costs	(313)	(2,023)
Principal payments on notes payable	(37,500)	(12,500)
Net cash used in financing activities	(37,426)	(208,085)

Effect of exchange rate changes on cash	734	2,096

Net increase (decrease) in cash and cash equivalents	133,125	(76,040)

Cash and cash equivalents at beginning of period	74,009	268,188
Cash and cash equivalents at end of period	$207,134	$192,148

Supplemental disclosure of cash flow information:
Interest paid	$8,227	$1,793
Income taxes paid	$75,800	$57,440

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, CA  94534, ~ (707) 639-5000